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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   May 21, 2003

                           AUTHENTIDATE HOLDING CORP.
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               (Exact name of Registrant as specified in charter)


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
        Delaware                              0-20190                               14-1673067
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(State or other jurisdic-                   (Commission                            (IRS Employer
 tion of incorporation)                     File Number)                        Identification No.)


       2165 Technology Drive, Schenectady, New York                                    12308
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         (Address of principal executive offices)                                    (Zip Code)
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Registrant's telephone number, including area code  (518) 346-7799



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         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS.
ITEM 9.  REGULATION FD DISCLOSURE.

         On May 21, 2003, the Company completed the sale of the first tranche of a private financing in the amount of $1,250,000 of its securities to certain accredited investors pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Regulation D, promulgated thereunder (the "Offering"). The Company received net proceeds of approximately $1,150,000, after paying finders fees and expenses. The Company expects to consummate the sale of an additional amount of up to approximately $1,425,000 of the same securities with additional accredited investors, including two individuals who are non-executive directors of the Company, within ten (10) days. However, no assurances can be given that the Company will close on any additional amounts within that time-frame or at all. The Company intends to use the proceeds primarily for working capital and general corporate purposes.

         In the transaction, the Company sold $1,250,000 of convertible debentures (the "Debentures") to three institutional investors and warrants to purchase an aggregate of 192,308 shares of Common Stock (the "Warrants"). The Debentures and Warrants may be referred to herein as the "Securities". The Debentures are convertible into shares of the Company's Common Stock at an initial conversion price of $2.60 per share. The Debentures are due three years from the date of issuance and accrue interest at the rate of 7% per annum, payable quarterly in arrears. At the option of the Company, the interest may be paid in either cash or additional shares of common stock. The Warrants are exercisable for a period of five years from the date of issuance and fifty percent of such Warrants are initially exercisable at $2.60 per share and the remaining Warrants are initially exercisable at $2.86 per share. The conversion price of the Debentures and exercise price of the Warrants are subject to adjustment in the event the Company issues Common Stock or securities convertible into Common Stock at a price per share of Common Stock less than the conversion price or exercise price on the basis of a weighted average formula. In addition the conversion price of the Debentures and exercise price of the Warrants are subject to adjustment at any time as the result of any subdivision, stock split, combination of shares or recapitalization.

         The Company also issued five year warrants to purchase an aggregate of 28,846 shares of its common stock to a consultant for services rendered in connection with this transaction of which fifty percent are exercisable at $2.60 per share and fifty percent are exercisable at $2.86 per shares. The consultant also received a cash fee equal to 6% of the gross proceeds received by the Company at this first closing. The warrants issued to the consultant are on terms substantially similar to the Warrants issued to the investors.

         As of May 15, 2003, the Company had 20,294,176 shares outstanding.

         The securities sold in this offering are restricted securities under the terms of Regulation D and may not be transferred or resold for a period of one year, except pursuant to registration under the Securities Act or an exemption thereunder. The Company is obligated to file a registration statement with the Securities and Exchange Commission (the "Commission") to register the shares of Common Stock underlying the Debentures and the Warrants within thirty

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days of the closing date. If the registration statement is not timely filed or is not declared effective within sixty days (or within 120 days in the event of a Commission review) following the closing date, then the Company shall pay to the investors penalties equal to 2% of the Offering proceeds per each month that the Company is not in compliance with these registration covenants.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2003                          AUTHENTIDATE HOLDING CORP.
                                             (Registrant)

                                             By /s/ John T. Botti
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                                                John T. Botti
                                                Chief Executive Officer


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